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(Exhibit 23)




                                      (23)

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                                                                   EXHIBIT 23
                                                                       TO
                                                              FORM 10-K FOR 1996




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-8 (File No. 33-39385), Form S-8 (File No. 33-29332), Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8
(File No. 33-1487), Form S-8 (File No. 33-15467), Form S-8 (File No. 33-23159),
Form S-8 (File No. 33-29331), Form S-8 (File No. 33-36381), Form S-8 (File No. 33-36380), Form S-8 (File No. 33-39654), Form S-8 (File No. 33-43775), and Form
S-14 (File No. 2-82253) of our report dated February 14, 1997 on our audits of the consolidated financial statements and financial statement schedules of Cincinnati Bell Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.


Cincinnati, Ohio
March 27, 1997